UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 26, 2007 (July 20, 2007)

Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Hamilton Street

Suite 204

Philadelphia, PA 19130

(Address of principal executive offices)

(215) 241-9760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Francois R. Martelet, age, 47, has been elected to the Board of Directors of AVAX Technologies, Inc., effective July 20, 2007. Dr. Martelet is a senior pharmaceutical executive with over 16 years of international experience, most recently with a focus on oncology. Dr. Martelet’s most recent industry experience was with Merck & Co., where he served as Vice-President and Global Franchise Head, Oncology. Prior to that, Dr. Martelet was the Regional Pharma Head, Central & Eastern Europe, Middle East and Africa for Novartis Pharma, AG. Dr. Martelet has also served in various senior officer positions within various units of Novartis Pharmaceutical, including leading the Oncology Business Units in Asia, Latin America, Central and Eastern Europe, the Middle East and Africa. Prior to joining Novartis, Dr. Martelet served in various oncology-related capacities with Schering-Plough International, Eli Lilly Corporation and F. Hoffman-la Roche, AG. Dr. Martelet brings to the AVAX Board of Directors more than 16 years of extensive international experience, gained both at the corporate and operational level, within these leading pharmaceutical companies. Dr. Martelet is presently providing consulting services for MedNest LLC, The Gerson Lerhman Group LLC, and Greenwood Research LLC, which provide business development and operational consulting services to medical technology, pharmaceutical, biotechnology and health care service providers.

Dr. Martelet received a Doctorate in Medicine with distinction and a Pharmaceutical Marketing Master’s Degree in Business from Dijon University, France. He also holds a degree in Legal Medicine from R. Descartes University School of Medicine, Paris.

The appointment of Dr. Martelet expands the Company’s Board to six directors, four of whom are independent directors. Dr. Martelet has not presently been appointed to any committees of the Board of Directors, but is expected to be named to the Audit and Compensation Committees.

In conjunction with Dr. Martelet’s appointment to the Board of Directors, he was awarded options to purchase 300,000 shares of the Company’s common stock. The options have an exercise price of $0.18, vesting 25% on the date of grant and 25% on each of the next three anniversaries of the date of grant and expiring on July 20, 2017. Dr. Martelet will also receive cash compensation for attendance at Board of Directors and committee meetings on the same terms as all other independent Directors, as follows:

In-Person Board Meeting	$5,000
Telephonic Board Meeting	$750 per hour up to a maximum of $2,000
In-Person Committee Meeting	$1,000
Telephonic Committee Meeting	$750
Audit Committee Chairman	$6,000 per year
Compensation Committee Chairman	$3,000 per year

Dr. Martelet was elected to the Board of Directors in accordance with the Board’s Procedures Regarding Nominations and Corporate Governance.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

99.1	AVAX Technologies, Inc. Press Release Issued July 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: July 26, 2007	By:	/s/ Richard P. Rainey
	Name:	Richard P. Rainey
	Title:	President and Chief Executive Officer